                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Cell Genesys, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CELL GENESYS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 TO BE HELD ON
                                  JUNE 3, 1998

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Cell Genesys, Inc., a Delaware corporation ("Cell Genesys" or the "Company"), will be held on Wednesday, June 3, 1998 at 10:00 a.m., local time, at the Company's offices at 342 Lakeside Drive, Foster City, California, for the following purposes:

     1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

     2. To approve the adoption of the 1998 Incentive Stock Plan, to replace the Company's 1989 Incentive Stock Plan, and to reserve a total of 1,760,000 shares for issuance thereunder. The shares reserved reflect the replacement of common shares which would otherwise be available for grant under the 1989 Incentive Stock Plan, plus an additional 800,000 common shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          Sincerely,

                                          LOGO
                                          Kathleen Sereda Glaub
                                          Secretary

Foster City, California
April 27, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               CELL GENESYS, INC.
                               342 LAKESIDE DRIVE
                             FOSTER CITY, CA 94404
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Cell Genesys, Inc., a Delaware Corporation, ("Cell Genesys" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 1998 at 10:00 a.m., local time, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Company's offices at 342 Lakeside Drive, Foster City, California 94404. The Company's telephone number is (650) 425-4400.

     These proxy solicitation materials were mailed on or about April 27, 1998 together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on April 8, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 28,259,301 shares of the Company's common stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, constitutes the required quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR", "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter (the "Votes Cast").

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's annual meeting must be received by the Company no later than December 31, 1998 in order that they may be included in the proxy statement and form of proxy relating to the 1999 annual meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     Eight directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board of directors (the "Board") to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if applicable) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

     Thomas E. Shenk, Ph.D, a director of the company since its acquisition of Somatix Therapy Corporation in May 1997, will not be standing for reelection. Dr. Shenk will remain a member of the company's scientific advisory board, but is leaving the board of directors at the request of his employer, Howard Hughes Medical Institute, who has established policies prohibiting its employees from serving on any corporate boards.

     The names of the nominees and certain information about them as of the Record Date are set forth below.

                                                                                      DIRECTOR
         NAME OF NOMINEES           AGE              PRINCIPAL OCCUPATION              SINCE
         ----------------           ---              --------------------             --------
David W. Carter                     60     Chairman of the Board of Xenogen             1997
                                           Corporation
James M. Gower                      50     Chief Executive Officer and Chairman of      1996
                                           the Board of Rigel, Inc.
Raju S. Kucherlapati, Ph.D.         55     Chairman, Department of Molecular            1988
                                           Genetics, Albert Einstein College of
                                           Medicine
Joseph E. Maroun                    68     Retired Senior Vice President,               1995
                                           President -- International Group,
                                           Bristol-Myers Squibb
John T. Potts, Jr., M.D.            66     Director of Research, Massachusetts          1997
                                           General Hospital
Stephen A. Sherwin, M.D.            49     Chairman of the Board, President and         1990
                                           Chief Executive Officer of the Company
Eugene L. Step                      69     Retired Executive Vice President,            1993
                                           President -- Pharmaceutical Division, Eli
                                           Lilly & Co.
Inder M. Verma, Ph.D.               50     Professor of Molecular Biology and           1997
                                           Virology, The Salk Institute Laboratory
                                           of Genetics

     Dr. Sherwin has served as president, chief executive officer and a director of the Company since March 1990. In March 1994, Dr. Sherwin was elected to the additional position of chairman of the Company's board of directors. Dr. Sherwin also is chairman of the board of the Company's subsidiary, Abgenix, Inc., a position he has held since 1996. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as vice president of clinical research. Prior to 1983, Dr. Sherwin held various positions on the staff of the National Cancer Institute. Dr. Sherwin also currently serves as an associate clinical professor of medicine at the University of California San Francisco, a position he has held since 1986, and he currently is a director of the California Healthcare Institute, a non-profit institution. Dr. Sherwin holds a B.A. from Yale University in biology and an M.D. from Harvard Medical School.

     Mr. Carter has served as a director of Cell Genesys since May 1997. Mr. Carter has served as chairman of the board of directors of Xenogen Corporation since November 1997. Previously, Mr. Carter served as president, chief executive officer and chairman of the board of directors of Somatix Therapy Corporation ("Somatix"). Prior to joining Somatix in 1991, he was president and chief operating officer of Northfield Laboratories.

     Mr. Gower has served as a director of Cell Genesys since July 1996. In 1996, Mr. Gower became chairman and chief executive officer of Rigel, Inc. From 1992 to 1996, Mr. Gower served as president and chief executive officer of Tularik, Inc. From 1981 to 1990, he was with Genentech, Inc., most recently as senior vice president responsible for sales, marketing, business development and product planning. From 1972 to 1981, Mr. Gower served in a variety of positions in sales and marketing at American Hospital Supply Corporation, including as vice president of marketing in the latter four years. Mr. Gower also is a director of Terrapin, Inc., a privately held biotechnology company. Mr. Gower received a B.S. degree in operations research and an M.B.A. from the University of Tennessee.

     Dr. Kucherlapati, a founder of the Company, has been a director since the Company's inception in 1988 and also serves as a scientific advisor. Since 1989, he has been the Saul and Lola Kramer Professor and the chairman of the department of molecular genetics at the Albert Einstein College of Medicine, New York, New York. From 1982 to 1989, Dr. Kucherlapati was a professor at the University of Illinois College of Medicine. Dr. Kucherlapati is a director of several public and privately held biotechnology companies. Dr. Kucherlapati received a B.S. in biology from Andhra University in India and a Ph.D. in genetics from the University of Illinois, Urbana.

     Mr. Maroun was appointed a director of the Company in June 1995. Mr. Maroun spent 30 years with Bristol-Myers Squibb, serving until his retirement in 1990, when he was president of the international group, senior vice president of the corporation, and a member of its policy committee. He also previously managed operations for Bristol-Myers in Latin America, Canada, Japan, the Far East and Europe. In addition, Mr. Maroun was chairman of the international section of the Pharmaceutical Manufacturers Association, and chaired various administrative and executive committees. He also headed the U.S. Japan Pharmaceutical Advisory Group. Mr. Maroun received his B.A. degree from the University of the Witwatersrand, Johannesburg.

     Dr. Potts has served as a director of Cell Genesys since May 1997. Previously, Dr. Potts had served as a director of Somatix since March 1995. His career spans 40 years of distinguished service in science and medicine. He earned his M.D. in 1957 from the University of Pennsylvania, then trained at Massachusetts General Hospital and National Heart Institute. At the National Institutes of Health, he became head of the section on polypeptide hormones prior to becoming chief of endocrinology at Massachusetts General Hospital in 1968. Dr. Potts served as physician-in-chief at Massachusetts General Hospital and the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School from 1981 to 1996. In September 1996, Dr. Potts moved from the post of physician-in-chief to director of research at Massachusetts General Hospital. He is also a member of the board of directors of Genentech, Inc.

     Mr. Step was appointed a director of the Company in March 1993. From 1973 to 1992, Mr. Step served in various positions in senior management of Eli Lilly and Company, most recently as executive vice president, president of the pharmaceutical division and as a member of the board of directors and its executive committee. Mr. Step is a past chairman of the board of the Pharmaceutical Manufacturers Association and a past president of the International Federation of Pharmaceutical Manufacturers Association. Mr. Step is also a director of Scios Nova, Inc., Medco, Inc., Guidant Corporation, Pathogenesis Corporation and GMIS Inc. Mr. Step holds a B.A. degree in economics from the University of Nebraska and an M.S. in finance and accounting from the University of Illinois.

     Dr. Verma has served as a director of Cell Genesys since May 1997. Previously, Dr. Verma had served as a director of Somatix since June 1996. Dr. Verma is chairman of the faculty and academic council of The Salk Institute, and co-director of the laboratory of genetics at The Salk Institute. He joined The Salk Institute in 1974. In 1995, the National Institutes of Health selected Dr. Verma to chair a committee reviewing the scope and advancement of gene therapy. Currently, Dr. Verma is an adjunct professor, department of biology, at the University of California San Diego and has been a member of the faculty since 1979.

     There are no family relationships between directors or executive officers of the Company.

REQUIRED VOTE

     The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The board of directors of the Company held a total of fifteen meetings during the fiscal year ended December 31, 1997. Each director attended at least seventy-five percent of the meetings of the board of directors and each committee on which he served during 1997.

     The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The audit committee of the board of directors met twice during fiscal year 1997 and currently consists of Messrs. Potts and Step. Prior to May 1997, the audit committee consisted of Messrs. Step and former director, Peter Barton Hutt. The audit committee recommends engagement of the Company's independent auditors, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls.

     The compensation committee of the board of directors, which consists of directors Gower and Step, met six times during fiscal year 1997. The compensation committee reviews and approves the Company's compensation policies as well as the compensation of, and grant of stock options to, the executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation committee is composed of directors Gower and Step neither of whom is or has been an officer or employee of the Company. The compensation committee grants options and makes recommendations to the board of directors concerning salaries and incentive compensation for officers of the Company. Dr. Sherwin, chairman of the board and chief executive officer of the Company, is not a member of the compensation committee and cannot vote on matters decided by the Committee. He participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Dr. Sherwin is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other party, nor has such relationship existed in the past.

                                  PROPOSAL TWO

                     APPROVAL OF 1998 INCENTIVE STOCK PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve the adoption of the 1998 Incentive Stock Plan (the "1998 Plan") to replace the Company's 1989 Incentive Stock Plan (the "1989 Plan"), and reserve a total of 1,760,000 common shares for issuance thereunder. The shares reserved reflect the replacement of common shares which would otherwise be available for grant under the 1989 Plan, plus an additional 800,000 common shares. The 1998 Plan is described in more detail below. Since each executive officer and director of the Company is eligible to receive options under the 1998 Plan, each such executive officer and director has a personal interest in the proposed 1998 Plan.

BACKGROUND

     On April 6, 1998, the board of directors adopted the 1998 Plan and reserved 1,760,000 shares of common stock for issuance thereunder, subject to stockholder approval. The 1998 Plan is intended to replace the Company's 1989 Plan which expires by its terms in 1999. Concurrently with approval of the 1998 Plan, the Company does not intend to grant any additional options for shares available for issuance under the 1989 Plan. The Company cannot estimate the number of shares which will be returned to the 1989 Plan as a result of any terminations or forfeitures under the 1989 Plan; however, as of February 28, 1998, there were 959,566 shares available for issuance under the 1989 Plan. Subject to stockholder approval, shares available for issuance under the 1989 Plan will no longer be issued and 1,760,000 shares of common stock will be available for issuance under the 1998 Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's chief executive officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Generally, option grants under the 1998 Plan will not be subject to the deduction limitation if the stockholders approve the material provisions of the 1998 Plan as described below. The 1998 Plan allows for the grant of incentive stock options to all employees of the Company and the grant of nonstatutory stock options and restricted stock to employees, directors and consultants of the Company. Incentive stock options must be granted with an exercise price not less than the fair market value of the Company's common stock on the date of grant. The exercise price for nonstatutory stock options and the purchase price for restricted stock is determined by the administrator of the 1998 Plan. The 1998 Plan provides that no employee of the Company may be granted, in any fiscal year, options or stock purchase rights to purchase more than 250,000 shares of common stock. However, notwithstanding this limit, in connection with such individual's initial employment with the Company, the individual may be granted options or stock purchase rights to purchase up to an additional 250,000 shares.

PURPOSE

     The board of directors believes that it is in the best interests of the Company and its stockholders to have an incentive stock plan in place for several reasons. First, the 1989 Plan expires by its terms in 1999, and the board of directors believes that having an incentive stock plan in place is vital to retaining, motivating and rewarding employees, executives and consultants by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the board of directors believes that granting stock options to employees is an important tool in aligning the interests of the Company's executives and employees with the interests of the Company's stockholders. Third, the number of shares reserved for issuance under the 1998 Plan will provide the Company with an adequate pool of options to compete effectively with other companies for existing and new employees. Competition for qualified employees in the biotechnology market is extremely intense and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The board of directors believes that in order to remain competitive with other biotechnology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company. A summary of the principal terms of the 1998 Plan is located below.

     General. The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1998 Plan. Options granted under the 1998 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     Administration. The 1998 Plan may generally be administered by the board of directors or a committee appointed by the board of directors (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1998 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1998 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options or stock purchase rights to purchase more than 250,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 250,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and any conditions which must be satisfied before the option may be exercised. Stock options granted under the 1998 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1998 Plan permits payments to be made by cash, check, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its terms.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the optionee's termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's termination. If an optionee's employment or consulting relationship terminates as a result of death while the optionee is an employee or consultant, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's death.

          (f) Nontransferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, options and stock purchase rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1998 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date thirty (30) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of substantially all the Company's assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or rights substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable, and any restricted stock will vest and the Company's repurchase right will fully lapse. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the Plan. The board of directors may amend, alter, suspend or terminate the 1998 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1998 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the board of directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1998 Plan without the written consent of the optionee. Unless terminated earlier, the 1998 Plan shall terminate 10 years from the date of approval by the stockholders or the board of directors of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or greater than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or greater than 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

CURRENT PLAN BENEFITS

     The Company cannot now determine the number of stock options to be granted in the future to the Named Officers (as defined in "Executive
Compensation -- Summary Compensation Table"), all executive officers as a group, all directors who are not executive officers as a group or all employees (including officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock option grants under all plans during the fiscal year ended December 31, 1997 to such persons:

                          CURRENT PLAN BENEFITS TABLE

                                                                    NUMBER OF SHARES
                                                                   SUBJECT TO OPTIONS
  NAME OF INDIVIDUAL OR IDENTITY OF GROUP    DOLLAR VALUE($)(1)        GRANTED(2)
  ---------------------------------------    ------------------    ------------------
Stephen A. Sherwin, M.D. ..................             0                 60,000
                                                                         160,000(2)
Kathleen Sereda Glaub......................             0                 50,000
                                                                         125,000(2)
David F. Broad, Ph.D. .....................             0                 45,000
                                                                          57,000(2)
Mitchell H. Finer, Ph.D. ..................             0                 45,000
                                                                          57,000(2)
Bruce A. Hironaka..........................             0                 45,000
                                                                          61,575(2)
All executive officers as a group (8
  total)...................................        93,800              1,007,275
Non-Executive Director Group (8 total).....       255,120                240,000
All other employees as a group.............       124,663                977,613

---------------
(1) This dollar value reflects the difference between $ 6.813 (the closing price of the Company's Common Stock on February 27, 1998 as listed in the Nasdaq Stock Market) and the exercise prices of such options, multiplied by the number of shares subject to such options. Options whose price exceeded the market price at that date were assigned a zero dollar value.

(2) During 1997, all employees, including officers, were given the option of surrendering certain previously granted options in exchange for new options at a revised price. Option grants shown for 1997 include all options granted during the year, including those granted in exchange for options canceled. Excluding the effects of this option exchange, grants during fiscal 1997 were 60,000, 50,000, 45,000, 45,000 and 45,000 for Sherwin, Glaub, Broad,
    Finer, and Hironaka, respectively. See also "Compensation Committee Report on Executive Compensation and Option Exchange."

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Company's 1998 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION
  OF THE COMPANY'S 1998 INCENTIVE STOCK PLAN AND THE RESERVATION OF 1,760,000
                SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the Company's financial statements since the year ended December 31, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
           APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                               OTHER INFORMATION

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of February 28, 1998 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group:

                                                  SHARES               PERCENTAGE(%)
  NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(2)
  ------------------------------------     ---------------------   ---------------------
Hoechst Marion Roussel, Inc.(3)..........        2,750,000                 9.75
  9300 Ward Parkway
  Kansas City, MO 64114
General Electric Investment
  Corporation............................        1,856,420                 6.58
T. Rowe Price Associates, Inc............        1,620,377                 5.74
David W. Carter(4).......................          244,374                    *
James M. Gower(5)........................           19,375                    *
Raju S. Kucherlapati, Ph.D.(6)...........          240,919                    *
Joseph E. Maroun(7)......................           48,325                    *
John T. Potts, Jr., M.D.(8)..............           15,552                    *
Stephen A. Sherwin, M.D.(9)..............          674,904                 2.39
Eugene L. Step(10).......................           59,750                    *
Inder M. Verma, Ph.D.(11)................           82,396                    *
David F. Broad, Ph.D.(12)................           38,250                    *
Mitchell H. Finer, Ph.D.(13).............           88,158                    *
Kathleen Sereda Glaub(14)................          172,956                    *
Bruce A. Hironaka(15)....................           57,649                    *
All executive officers and directors as a
  group (15 persons)(16).................        1,863,674                 6.61

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 750,000 shares subject to a warrant, which is exercisable at $13 per share.

 (4) Includes 238,599 shares subject to options, which are exercisable within 60 days after February 28, 1998.

 (5) Includes 19,375 shares subject to options, which are exercisable within 60 days after February 28, 1998.

 (6) Includes 66,833 shares subject to options, which are exercisable within 60 days after February 28, 1998.

 (7) Includes 28,125 shares subject to options, which are exercisable within 60 days after February 28, 1998.

 (8) Consist of 15,552 shares subject to options, which are exercisable within 60 days after February 28, 1998.

 (9) Includes 358,584 shares subject to options, which are exercisable within 60 days after February 28, 1998. Additionally, includes 25,000 shares held in trust for Dr. Sherwin's children. Dr. Sherwin disclaims beneficial ownership.

(10) Consist of 59,750 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(11) Includes 34,200 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(12) Consist of 38,250 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(13) Includes 75,940 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(14) Includes 170,369 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(15) Includes 51,544 shares subject to options, which are exercisable within 60 days after February 28, 1998.

(16) Includes 1,277,761 shares subject to options, which are exercisable within 60 days after February 28, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's chief executive officer ("CEO") and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services in all capacities as officers to the Company during fiscal years 1995, 1996 and 1997.

SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                         ANNUAL COMPENSATION            SECURITIES
            NAME AND              ---------------------------------     UNDERLYING        ALL OTHER
       PRINCIPAL POSITION         YEAR     SALARY($)    BONUS($)(1)     OPTIONS(2)     COMPENSATION($)
       ------------------         -----    ---------    -----------    ------------    ---------------
Stephen A. Sherwin, M.D. .......  1997      360,500          (4)          60,000               --
  Chairman, President and                                                160,000(5)
  Chief Executive Officer         1996      350,000       80,000         100,000               --
                                  1995      336,000       67,500         100,000(5)            --
Kathleen Sereda Glaub...........  1997      212,000          (4)          50,000               --
  Senior Vice President and                                              125,000(5)
  Chief Financial Officer         1996      200,000       56,000          75,000               --
                                  1995      183,210       38,000          27,500               --
                                                                         100,000(5)
Mitchell H. Finer, Ph.D. .......  1997      184,300          (4)          45,000               --
  Vice President, Research                                                57,000(5)
                                  1996      144,454       24,000          12,000               --
                                  1995      115,500       17,325          14,500               --
                                                                           7,500(5)
Bruce A Hironaka................  1997      172,375          (4)          45,000               --
  Vice President,                                                         61,575(5)
  Corporate Development           1996      142,284       22,500          16,575               --
                                  1995      127,400       20,384          30,000(5)            --
David F. Broad, Ph.D. ..........  1997      168,500          (4)          45,000               --
  Vice President,                                                         57,000(5)
  Process Development(3)          1996      137,306       22,500          12,000               --
                                  1995      112,400       16,860          15,000           12,487

---------------
(1) These bonuses, which were awarded and accrued in the year noted, were paid in the subsequent year.

(2) Cell Genesys has no restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

(3) Reflects amounts paid to Dr. Broad in 1995 for $7,492 relocation expenses and the related additional tax gross-up payment of $4,995.

(4) During 1997, the compensation committee determined that, in lieu of a cash bonus for 1997, the stock option grants awarded to all employees, including the above Named Officers, would be granted at levels at least two times the usual merit stock grants. These grants were made in February 1998, so they are not included in the tables for 1997 herein. The special 1998 grants included 250,000, 100,000, 60,000, 45,000, and 45,000 option shares for the above officers Sherwin, Glaub, Finer, Hironaka and Broad, respectively. See also "Compensation Committee Report on Executive Compensation and Option Exchange."

(5) During 1995 and 1997, all employees, including officers, were given the option of surrendering certain previously granted options in exchange for new options at a revised price. See also "Compensation Committee Report on Executive Compensation and Option Exchange."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options to the Named Officers in fiscal year 1997.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                                 ANNUAL RATE OF STOCK
                                 SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO      EXERCISE                  FOR OPTION TERM($)(3)
                                  OPTIONS     EMPLOYEES IN     PRICE($)     EXPIRATION   ----------------------
             NAME                GRANTED(1)    1997(%)(2)     (PER SHARE)      DATE         5%          10%
             ----                ----------   -------------   -----------   ----------   --------    ----------
Stephen A. Sherwin, M.D. ......    60,000(4)       3.0           8.063       2/13/07     304,198       770,943
                                  160,000(5)       8.1           7.000       6/05/07     346,005     1,214,368
Kathleen Sereda Glaub..........    50,000(4)       2.5           8.063       2/13/07     253,498       642,452
                                  125,000(5)       6.3           7.000       6/05/07     270,317       948,726
David F. Broad, Ph.D. .........    45,000(4)       2.3           8.063       2/13/07     228,148       578,207
                                   57,000(5)       2.9           7.000       6/05/07     123,265       432,619
Mitchell H. Finer, Ph.D. ......    45,000(4)       2.3           8.063       2/13/07     228,148       578,207
                                   57,000(5)       2.9           7.000       6/05/07     123,265       432,619
Bruce A. Hironaka..............    45,000(4)       2.3           8.063       2/13/07     228,148       578,207
                                   61,575(5)       3.1           7.000       6/05/07     133,158       467,342

---------------
(1) Options granted under the 1989 Plan have a maximum term of ten years but may be terminated earlier upon termination of employment. Shares vest over a four-year period at the rate of 1/48th per month.

(2) Based on an aggregate of 1,984,888 options granted to employees in 1997, including 558,775 options granted on 2/13/97 but cancelled on 6/5/97 in exchange for new option price of $7.00.

(3) The potential realizable value is calculated based on the ten-year term of the option and the fair market value of the common stock at the time the option was granted, compounded annually. The 5% and 10% assumed annualized rates of compound stock price appreciation are provided in compliance with the rules of the SEC and are not meant to represent the Company's estimate or a projection by the Company of future common stock prices.

(4) Consists of options granted 2/13/97, which were later cancelled on 6/5/97 in exchange of new options with an option price of $7.00.

(5) Consists of options granted in exchange for the surrender of previously granted options as part of a general option exchange for all company employees (see below).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information concerning option exercises in 1997 and unexercised options held as of December 31, 1997 by the Named Officers.

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                               SHARES                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              ACQUIRED         VALUE        OPTIONS AT DECEMBER 31, 1997    OPTIONS AT DECEMBER 31, 1997
           NAME              ON EXERCISE   REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE($)(2)
           ----              -----------   --------------   ----------------------------   -------------------------------
Stephen A. Sherwin,
  M.D. ....................        --              --             316,084/124,166                 1,315,126/186,249
Kathleen Sereda Glaub......        --              --             141,041/111,459                   219,139/169,923
David F. Broad, Ph.D. .....     5,833          28,436              28,500/ 43,500                    46,969/ 66,656
Mitchell H. Finer,
  Ph.D. ...................        --              --              64,358/ 45,562                   273,272/ 69,702
Bruce A. Hironaka..........        --              --              40,163/ 51,412                    60,245/ 77,118

---------------
(1) Fair market of the underlying securities minus the exercise price of the option.

(2) Fair market value of the underlying securities at December 31, 1997 less the exercise price, based on a closing stock price of $8.50.

COMPENSATION OF DIRECTORS

     Beginning July 1, 1995, non-employee directors became eligible to receive for their services as directors of the Company a $15,000 annual retainer and $1,000 fee for each board meeting attended, as well as reimbursement of expenses incurred in attending board meetings. In addition, the Company's 1989 Incentive Stock Plan, as amended, provides for the automatic grant of 30,000 shares of common stock, vesting ratably over 48 months, to each non-employee director (currently seven persons) every four years on the day following the annual meeting of stockholders beginning with the 1995 annual meeting. The exercise price of all options granted is the fair market value at the time of grant. In addition, the following directors also serve on the Company's Scientific Advisory Board: Dr. Kucherlapati, Dr. Potts and Dr. Verma. The Company provides a stock option grant of 10,000 shares, vesting ratably over 48 months, to each non-employee member of the Scientific Advisory Board.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

     Since the time of Dr. Sherwin's initial employment in March 1990 the Company has agreed to maintain his salary for twelve months after termination of his employment with the Company, unless the Company terminates Dr. Sherwin for cause or he terminates his employment voluntarily.

     During 1997 the Company implemented certain change in control agreements. Under these agreements, the Company has agreed to provide officers: Bridget P. Binko, David F. Broad, Mitchell H. Finer, Kathleen Sereda Glaub, Bruce A. Hironaka and Christine McKinley with severance payments in an aggregate amount equal to twelve months salary plus bonus and certain employee benefits, following a change in control of the Company and termination without cause by the company or upon constructive termination. Also, under a similar change of control agreement, the Company has agreed to provide Dr. Sherwin with severance payments in an aggregate amount equal to two years salary plus bonus and certain employee benefits. Included in Dr. Sherwin's change in control agreement is a provision for payments by the Company of certain taxes that may be incurred as a consequence of the agreement. Dr. Sherwin's change of control agreement, when applicable, will supersede his employment contract.

                              CERTAIN TRANSACTIONS

     In September 1996, while a director of Somatix, Dr. Verma received a $400,000 loan from Somatix, secured by his shares of Somatix common stock. Cell Genesys assumed Dr. Verma's loan following its acquisition of Somatix. Dr. Verma's shares of common stock in Cell Genesys now secure the loan. The loan bears interest at 8.5% per annum and is due and payable in full on September 1, 2001. As of May 30, 1997 and December 31, 1997 the outstanding balance of the loan was $300,000.

     The Company retains certain directors under scientific consulting agreements. During 1997, Dr. Kucherlapati was paid $5,000 and Dr.Verma earned $50,000 of which $6,375 was applied to the payment of interest on his loan from the Company, described above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                              AND OPTION EXCHANGE

     Decisions regarding compensation of the Company's executive officers are made by the Cell Genesys Compensation Committee of the board of directors (the "Compensation Committee"). The Compensation Committee is comprised of two non-employee directors, Messrs. Gower and Step. The Compensation Committee is responsible for setting compensation policy and determining the annual compensation of the executive officers of Cell Genesys, including base salaries, bonuses, if any, and stock options. Cell Genesys' executive pay programs are designed to attract and retain executives who will contribute to Cell Genesys' long-term success, to reward executives for achieving both short- and long-term goals of Cell Genesys, to link executive and stockholder interests through equity-based compensation plans, and to provide a compensation package that recognizes both individual contributions and company performance. A substantial portion of each executive's total compensation is intended to be variable and to relate to, and be contingent upon, performance. The Compensation Committee evaluates the performance and determines the compensation of the chief executive officer and other executive officers of Cell Genesys annually, based upon individual performance and the achievement of corporate goals.

GENERAL COMPENSATION POLICY

     Cell Genesys' executive compensation programs seek to accomplish several major goals:

     O To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in companies in the biotechnology industry of comparable size and at a comparable stage of development.

     O To motivate executives to achieve important business and performance objectives and to reward them when such objectives are met; and

     O To align the interests of executive officers with the long-term interests of stockholders through participation in the Company's stock option plan.

     The achievement of these goals is based on a mix of compensation elements, as described below:

BASE SALARY

     Base salaries for all employees, including executive officers, are determined based on an established job grade and compensation matrix that is designed to provide a base salary that is competitive with comparable companies. In monitoring the job grade and compensation matrix, the Compensation Committee compared compensation information derived from compensation surveys including compensation levels for companies of similar size and stage of development. Included in the survey are some, but not all of the companies included in the Nasdaq Pharmaceutical Index, with the primary focus on biotechnology companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees. In addition, the Compensation Committee retains an outside compensation consultant who provides advisory services for compensation matters relating to all employees, including executive officers. The assessment confirmed that Cell Genesys' base compensation overall was comparable to the industry averages. Adjustments to each individual's base salary, including executive officers, are made in connection with annual performance reviews. The amounts of such increases are calculated using merit increase guidelines based on the employee's position within the relevant compensation range and the results of their performance review. The recommended percentage increases are adjusted annually to reflect the compensation committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions. In reflection of these market data and individual performance against goals, the Compensation Committee approved 1997 targets and merit increases to base compensation.

PERFORMANCE BASED INCENTIVE PLAN

     Officers and other key employees may earn an annual bonus, set as a percentage of base salary, based on the achievement of individual objectives and company goals. These goals are established at the start of each year in conjunction with the Compensation Committee and the full board of directors. Awards made to executive officers were based upon the achievement of Cell Genesys' established goals as well as selected department goals of the individual officers. These goals may include progress made in preclinical and clinical trials, strategic alliances, financing activities and the financial results of Cell Genesys. Cell Genesys' compensation policy was also compared to relevant market data and found to be comparable to industry averages. In February 1998, reflecting the company's achievements and individual performance in 1997 and with the objectives of providing long-term incentives and aligning employees' interests with those of the Company, retaining key personnel, and in lieu of a cash bonus for 1997, and thereby conserving the Company's financial resources, the Compensation Committee approved a special stock option grant of at least two times the company's target level for all Company employees, including the executive officers. These grants were awarded in fiscal 1998, and therefore are not included in the preceding stock option tables for fiscal 1997 except as a footnote.

STOCK-BASED INCENTIVE COMPENSATION

     Stock options enable Cell Genesys to provide long-term incentives to its employees, which align the interests of all employees, including the executive officers, with those of the stockholders. Options are exercisable in the future at the fair market value at the time of grant, so that an option holder is rewarded only by the appreciation in price of the Cell Genesys common stock. Stock options granted generally have a four-year vesting period and expire ten years after the date of grant. Periodic grants of stock options are generally made annually to all eligible employees, with additional grants made to certain employees upon commencement of employment and occasionally following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Guidelines for the number of options granted to each eligible employee are determined by the Compensation Committee based on several factors, including a valuation analysis reflecting market-based compensation, salary grade and the performance of each participant. The size of the resulting grants developed under this procedure are targeted to be at or above competitive levels as a reflection of both providing an incentive for favorable performance of Cell Genesys, as well as the risk attached to the future growth of the biotechnology industry. As discussed more fully above, special one-time grants were made in 1998 for 1997.

CEO COMPENSATION

     Dr. Sherwin's salary and stock option grant for fiscal 1997 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Cell Genesys. 1997 was a year of significant accomplishments for the Company. Cell Genesys completed its acquisition of Somatix Therapy Corporation, made significant progress in both its clinical and preclinical programs, achieved certain scientific breakthroughs and maintained its financial strength. The addition of Somatix's intellectual property portfolio, programs and technologies gives the Company the critical mass necessary to develop and commercialize gene therapy. Five treatment indications are presently undergoing clinical trials, including AIDS and cancer gene therapies for melanoma, colon, lung and prostate cancer. In addition, the Company made significant progress in its preclinical programs, including the validation of new gene delivery technologies for applications in cardiovascular disease, hemophilia and central nervous system disorders. On the financial side, Cell Genesys ended the year with $89 million in cash. This was made possible, in part, by milestone payments and corporate partnership revenues relating to AIDS gene therapy product development and gene activation licensing programs. In addition, the Company and its subsidiary Abgenix, Inc., each completed private placements of preferred stock late in 1997 raising $20 million and $21 million, respectively. Dr. Sherwin has continued to ensure that Cell Genesys' assets are utilized effectively and to their best advantage, while also conservatively managing Cell Genesys' financial resources.

OPTION EXCHANGE

     During 1997, the Compensation Committee found that as a result of a variety of factors, many of which were external to the company, including the state of the biotechnology industry as a whole, many of the company's employees were holding options priced substantially above then current market prices. This was particularly true of employees transferred from Somatix following its acquisition, whose options had converted to Company options. Accordingly, the Compensation Committee and the board of directors approved an option exchange in order to re-align all employee's interests with those of the Company's. The option exchange was effective June 1997 under the following conditions: (a) all employees were eligible; (b) the prior vesting and future vesting period for the new grant would be the same as for those grants surrendered; and (c) the new grants would be priced at $7.00, which was over 120% of the market price of the stock at that time. Approximately 1,126,000 shares were exchanged under this program, which included options previously granted to executive officers.

                            TEN YEAR OPTION EXCHANGE

     The following table set forth certain information regarding the exchange of stock options held by executive officers during the preceding ten years:

                                        NUMBER OF                                                   LENGTH OF ORIGINAL
                                        SECURITIES                                                     OPTION TERM
                                        UNDERLYING    MARKET PRICE OF   EXERCISE PRICE                 REMAINING AT
                                       OPTIONS/SARS    STOCK AT TIME      AT TIME OF       NEW           DATE OF
                            DATE OF    EXCHANGED OR   OF EXCHANGE OR     EXCHANGE OR     EXERCISE      EXCHANGE OR
           NAME             EXCHANGE     AMENDED       AMENDMENT($)      AMENDMENT($)    PRICE($)       AMENDMENT
           ----             --------   ------------   ---------------   --------------   --------   ------------------
Bridget P. Binko..........  2/16/95       33,500           6.63              11.00         7.00     8 years, 1 month
  Vice President             6/5/97        9,000           5.63              10.13         7.00     8 years, 8 months
  Regulatory Affairs         6/5/97       45,000           5.63               8.06         7.00     9 years, 8 months
David F. Broad, Ph.D. ....   6/5/97       12,000           5.63              10.13         7.00     8 years, 8 months
  Vice President             6/5/97       45,000           5.63               8.06         7.00     9 years, 8 months
  Process Development
Mitchell H. Finer,
  Ph.D. ..................  2/16/95        7,500           6.63              11.00         7.00     8 years
  Vice President             6/5/97       12,000           5.63              10.13         7.00     8 years, 8 months
  Research                   6/5/97       45,000           5.63               8.06         7.00     9 years, 8 months
Kathleen Sereda Glaub.....  2/16/95      100,000           6.63              18.00         7.00     8 years, 7 months
  Senior Vice President      6/5/97       75,000           5.63              10.13         7.00     8 years, 8 months
  Chief Financial Officer    6/5/97       50,000           5.63               8.06         7.00     9 years, 8 months
Bruce A. Hironaka.........  2/16/95       30,000           6.63               9.50         7.00     9 years, 7 months
  Vice President             6/5/97       16,575           5.63              10.13         7.00     8 years, 8 months
  Development                6/5/97       45,000           5.63               8.06         7.00     9 years, 8 months
Christine McKinley........  2/16/95       40,000           6.63               9.50         7.00     9 years, 7 months
  Vice President             6/5/97       12,700           5.63              10.13         7.00     8 years, 8 months
  Human Resources            6/5/97       45,000           5.63               8.06         7.00     9 years, 8 months
Stephen A. Sherwin,
  M.D. ...................  2/16/95      100,000           6.63               9.75         7.00     9 years, 5 months
  Chairman of the Board,     6/5/97      100,000           5.63              10.13         7.00     8 years, 8 months
  President and              6/5/97       60,000           5.63               8.06         7.00     9 years, 8 months
  Chief Executive Officer

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation became effective for each year beginning after December 31, 1993 and applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

     The cash compensation paid to the Company's executive officers during 1997 did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for 1998 expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the

Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Company's board of directors.

                                          Members of the Compensation Committee
                                          James M. Gower
                                          Eugene L. Step

                            STOCK PERFORMANCE GRAPH

STOCKHOLDER RETURN COMPARISON

     The graph below compares the cumulative total return* on the Company's common stock for fiscal years 1997, 1996, 1995 and 1994 and the fiscal year period commencing January 26, 1993 (the date on which the Company's common stock was first publicly traded) and ending December 31, 1997 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN*

        MEASUREMENT PERIOD                                                          NASDAQ
      (FISCAL YEAR COVERED)         'CELL GENESYS, INC.'      NASDAQ - US       PHARMACEUTICAL
1/26/93                                     100                   100                 100

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 102                   98                  76
6/30/93                                     123                    99                  81
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 164                   108                 87
12/31/93                                    177                   110                  95
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 132                   105                 77
6/30/94                                      84                   100                  67
89                                          109                   109                  76
12/31/94                                     75                   107                  71
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  50                   117                 77
6/30/95                                      41                   134                  89
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  57                   150                 112
12/31/95                                     91                   152                 130
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  69                   159                 136
6/30/96                                      69                   172                 132
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  63                   178                 135
12/31/96                                     83                   187                 130
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  56                   177                 124
6/30/97                                      45                   209                 134
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                  72                   245                 150
12/31/97                                     77                   229                 135

* Assumes $100 invested on January 26, 1993 in the Company's common stock and in each index listed above. The total return for the Company's common stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's common stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge (based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required), during the fiscal year ended December 31, 1997, all executive officers, directors and ten percent stockholders complied with all
Section 16(a) filing requirements, with the exception of Dr. Verma, who had one late Form 4 filing due to his absence from the country.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope, which has been enclosed.

                                          THE BOARD OF DIRECTORS
                                          Dated: April 27, 1998

11 63-PS-98

                                  DETACH HERE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               CELL GENESYS, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 3, 1998


     The undersigned stockholder of Cell Genesys, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 1998, and hereby appoints Stephen A. Sherwin, M.D. and Kathleen Sereda Glaub, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Cell Genesys, Inc. to be held on June 3, 1998 at 10:00 a.m., local time, at 342 Lakeside Drive, Foster City, CA 94404, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth on the reverse side.

SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                  DETACH HERE

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE.

1.  ELECTION OF DIRECTORS:
                                                        FOR   WITHHELD
    NOMINEES: David W. Carter; James M. Gower;          [ ]     [ ]
    Raju S. Kacherlapati, Ph.D.; Joseph E. Maroun;
    John T. Potts, Jr., M.D.; Stephen A. Bhanwith,
    M.D.; Eugene L. Step; Inder M. Varma, Ph.D.

    [ ]
       -------------------------------------------
       For all nominees except as noted above.

2.  To approve the adoption of the 1998 Incentive       FOR   AGAINST  ABSTAIN
    Stock Plan, to replace the Company's 1989           [ ]     [ ]      [ ]
    incentive Stock Plan, and reserve a total of 1,760,000 shares for issuance thereunder.

3.  Proposal to ratify the appointment of Ernst &       FOR   AGAINST  ABSTAIN
    Young LLP as independent auditors for the 1998      [ ]     [ ]      [ ]
    fiscal year.


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                              Please sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should sign personally. An attorney, administrator, trustee, executor, guardian, or other person signing in a representative capacity should indicate the name of the corporation and such officer's capacity.


Signature:                                            Date:
          ------------------------------------------      ----------------------

Signature:                                            Date:
          ------------------------------------------      ----------------------